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                                                                    EXHIBIT 23.3


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the IC WORKS, Inc. 1992 Stock Option Plan of our reports dated September 12, 1998, with respect to the consolidated financial statements of IC WORKS, Inc. included in the Current Report on Form 8-K/A, of Cypress Semiconductor Corporation, dated March 24, 1999, filed with the Securities and Exchange Commission





April 19, 1999                                             /s/ Ernst & Young LLP
San Jose, California